SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 14, 2014

NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)

972-770-4700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Loan Agreement
On October 14, 2014, Sable Operating Company (“Sable”), a wholly-owned subsidiary of NYTEX Energy Holdings, Inc. (“NYTEX”), entered into a Loan Agreement (the “Loan Agreement”) with certain third party lenders (collectively, the “Lenders”). The Loan Agreement provides for a purchase money term loan to Sable in the principal amount of up to $15,000,000.00 (the “Loan”), the proceeds of which are to be used to fund Sable’s purchase of certain oil and gas leasehold interests and related property and equipment (the “Purchased Assets”) pursuant to that certain Purchase and Sale Agreement between Upham Oil & Gas Company, L.P., MKU Producing L.P. and RU Producing L.P., as seller, and Sable Operating Company (f/k/a NYTEX Petroleum, Inc.), as purchaser, dated July 7, 2014, as amended by that Amendment No. 1 to Purchase and Sale Agreement, dated August 25, 2014 (collectively, the “Acquisition Agreement”).
In connection with the Loan Agreement, on October 14, 2014, Sable executed and delivered to the order of each Lender a party thereto a promissory note in the amount of such Lender’s commitment (each, a “Note”, and collectively, the “Notes”). As of October 14, 2014, Sable had issued Notes totaling $8,900,000 and may issue further Notes for up to an additional $6,100,000. Each Note bears interest on the unpaid principal balance from time to time outstanding at the rate of 13% per annum. Interest only on each Note is due and payable quarterly in arrears commencing on January 15, 2015, and continuing on the fifteenth day of each April, July, October and January thereafter through April 15, 2016. Commencing on July 15, 2016, and continuing on the fifteenth day of each April, July, October and January thereafter, principal and interest is due and payable quarterly based on a fifteen year amortization schedule. The unpaid principal balance, and all accrued and unpaid interest, is due and payable on October 15, 2017. Sable can prepay the Notes at any time. A form of the Note is furnished herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the terms of each Note is qualified by reference to the full text of the form of Note.
The Loan Agreement contains customary representations and warranties and, pursuant to the Loan Agreement, Sable has agreed to certain customary affirmative covenants, including reporting requirements, insurance maintenance requirements, compliance with laws and the inspection of records. The Loan Agreement also contains customary negative covenants which limit Sable’s ability to engage in certain actions without the Lenders’ consent, including the disposition or encumbrance of collateral and other assets, the incurrence of additional debt (subject to certain exceptions), the imposition of additional liens on the collateral, a change of management or business purpose, entering into mergers or consolidations and paying dividends. The Loan Agreement also provides for customary events of default and the acceleration of the repayment obligations and the imposition of the applicable default rate of interest under the Notes upon any such event of default.
The Loan Agreement is secured by a first lien granted by Sable to the Lenders pursuant to a Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of October 14, 2014, executed by Sable to Rudolph Estess, Jr. as trustee, for the benefit of the Lenders (the “Deed of Trust”), covering certain collateral, including, among other property, all of Sable’s right title and interest in and to the Purchased Assets acquired by Sable pursuant to the Acquisition Agreement. The secured obligations under the Deed of Trust include the obligations under the Loan Agreement, any amounts advanced by the trustee or any secured party under the terms of the Loan Agreement or any related document an account of Sable’s failure to comply with its covenants under such documents, any additional loans to Sable made by the lenders, as well as any other secured obligation. In the event Sable experiences an event of default under the Loan Agreement, the trustee would have the right to foreclose and sell the secured property. Possible events of default include, among others, non-payment of principal, interest or fees when due, non-performance of covenants within standard grace periods, the bankruptcy of Sable, breaches of representations and warrants, prohibited transfers of the secured property or the granting of prohibited liens on the secured property. In addition, if Sable is the operator of the properties and an event of default occurs, the trustee will have the right to request the resignation of Sable as the operator.
RKJ Holdings, LLC is one of the Lenders under the Loan Agreement as of October 14, 2014. RKJ Holdings, LLC is owned and managed by Mr. Cory R. Hall, the President and Chief Operating Officer of NYTEX and a member of the NYTEX Board of Directors. As a Lender, RKJ Holdings loaned Sable $2,850,000 at closing.
The foregoing description of the terms of the Loan Agreement is qualified by reference to the full text of the form of Loan Agreement furnished herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Deed of Trust is qualified by reference to the full text of the form of Deed of Trust furnished herewith as Exhibit 10.2 and incorporated herein by reference.
Issuance of Warrants
In connection with the transactions described above, effective October 14, 2014, NYTEX issued warrants (the “Warrants”) exercisable for approximately 4,895,000 shares of common stock of NYTEX to the Lenders on such date, at an exercise price of $0.50 per share, in consideration of the distribution of the Loan proceeds to Sable, pursuant to warrant agreements with each of the Lenders. As a Lender, Mr. Hall’s entity, RKJ Holdings, LLC was issued warrants to purchase 1,567,500 shares of NYTEX common stock as part of the transactions contemplated by the Loan Agreement.
Each of the Warrants issued on October 14, 2014 in connection with the transactions contemplated by the Loan Agreement are exercisable for a two year period beginning on October 14, 2014 and ending on October 14, 2016. The issuance of these Warrants was made in reliance on the exemption provided by Rule 506(b) promulgated under the Securities Act of 1933, as amended, and certain provisions of Regulation D thereunder based on each Lender’s status as an accredited investor. The foregoing description is qualified by reference to the full text of the form of Warrant, which is filed as Exhibit 10.3 of this Current Report on Form 8-K.
In the event Sable borrowers up to the maximum amount of $15,000,000 provided for under the Loan Agreement, NYTEX could issue additional warrants to purchase up to 3,355,000 additional shares of NYTEX common stock (for a total of 8,250,000 shares of NYTEX common stock if the Loan Agreement is fully subscribed).
Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 15, 2014, Sable completed an acquisition of certain oil and gas assets pursuant to the terms of the Acquisition Agreement. These assets included (i) a one hundred percent working interest in and to the leases listed on Exhibit A (the “Leases”) to the Acquisition Agreement (including all outstanding over-riding royalty interests owned by the lineal descendants of Chester R. Upham, Jr. related to such Leases) and (ii) all right of way agreements, all pipelines and flow lines, compressor site leases, facility site leases, tanks, jacks, separators, compressors, well bores, tubing, casing, pumps and all other equipment and property directly used in connection with the operation and production from the Leases.
The Purchased Assets consist of 19,881 leasehold acres with 123 existing wells, including 49 commercially producing wells at the time of acquisition, 69 shut-in wells that Sable plans to return to production through a combination of workovers including mechanical repairs, adding perforations, acidizing, fracture stimulations and recompletions in additional productive formations behind pipe, 4 injection wells and 1 salt water disposal well. The property contains sufficient leasehold acres upon which Sable intends to drill numerous infield wells.
(f)    Easements and Rights of Ways. All of Assignor’s right, title and interest in and to all easements and rights of way described in Exhibit “C” attached hereto.
The total purchase price for these assets was $9,500,000, paid at closing. The Acquisition Agreement provided for customary representations and warranties and covenants from both the purchaser and the sellers. The foregoing description is qualified by reference to the full text of the Acquisition Agreement, which is filed as Exhibit 10.4 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under the subheading “Loan Agreement” of Item 1.01, “Entry Into a Definitive Material Agreement,” is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
The information provided under the subheading “Issuance of Warrants” of Item 1.01, “Entry Into a Definitive Material Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit 4.1	Form of Promissory Note, issued October 14, 2014 pursuant to Loan Agreement

Exhibit 10.1	Form of Loan Agreement, dated as of October 14, 2014

Exhibit 10.2
Form of Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Sable Operating Company to Rudolph Estess, Jr., as trustee for the ratable benefit of the Secured Lenders

Exhibit 10.3	Form of Warrant issued by NYTEX Energy Holdings, Inc. on October 14, 2014

Exhibit 10.4
Purchase and Sale Agreement, dated July 7, 2014, between Upham Oil & Gas Company, L.P., CRU Jr. Producing, L.P., Upham Producing, L.P., BLU Producing, L.P., MKU Producing L.P., RU Producing L.P. and Sable Operating Company (f/k/a NYTEX Petroleum, Inc.)

Exhibit 10.5
Amendment No. 1, dated August 25, 2104, to Purchase and Sale Agreement between Upham Oil & Gas Company, L.P., CRU Jr. Producing, L.P., Upham Producing, L.P., BLU Producing, L.P., MKU Producing L.P., RU Producing L.P. and Sable Operating Company (f/k/a NYTEX Petroleum, Inc.)

Issuer will provide exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014	NYTEX ENERGY HOLDINGS, INC. /s/ Michael Galvis
Michael Galvis, Chief Executive Officer

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